UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2011

Stanley Black & Decker, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Results of Operations and Financial Condition.

On June 27, 2011, Stanley Black & Decker, Inc. issued press releases in Sweden and the United States announcing a recommended all-cash tender offer through its indirect wholly-owned subsidiary SBD Holding AB for all outstanding shares and warrants in Niscayah Group AB. The English language version of the press release issued in Sweden is attached hereto as Exhibit 99.1. The press release issued in the United States is attached hereto as Exhibit 99.2.

On June 27, 2011, Stanley Black & Decker, Inc. made a presentation to investors regarding the recommended all-cash tender for all outstanding shares and warrants in Niscayah Group AB. A copy of that presentation is attached hereto as Exhibit 99.3

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

99.1 The English version of the Stanley Black & Decker, Inc. press release issued in Sweden, dated June 27, 2011, furnished pursuant to Item 7.01 hereof.

99.2 The Stanley Black & Decker, Inc. press release issued in the United States, dated June 27, 2011, furnished pursuant to Item 7.01 hereof.

99.3 The Stanley Black & Decker, Inc. investor presentation, dated June 27, 2011, furnished pursuant to Item 7.01 hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

June 27, 2011	By:	/s/ Bruce H. Beatt
		Name:	Bruce H. Beatt

		Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	The English version of the Stanley Black & Decker, Inc. press release issued in Sweden, dated June 27, 2011, furnished pursuant to Item 7.01 hereof.

99.2	The Stanley Black & Decker, Inc. press release issued in the United States, dated June 27, 2011, furnished pursuant to Item 7.01 hereof.

99.3	The Stanley Black & Decker, Inc. investor presentation, dated June 27, 2011, furnished pursuant to Item 7.01 hereof.